Exhibit 10.7

REBEL GROUP, INC.

SUBSCRIPTION AGREEMENT

Mr. Justin Aan Yee Leong, CEO

Rebel Group, Inc.

7500A Beach Road, #12-313,

The Plaza, Singapore 199591

This Subscription Agreement (this “Agreement”) is by and between Rebel Group, Inc., a Florida corporation (the “Company”), and the investors identified on the signature pages hereto as of the dates indicated thereon (each, an “Investor” and together, the “Investors”).

RECITALS:

WHEREAS, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, the number of shares of the Company’s common stock (the “Common Stock”) as set forth in Article I hereinafter, at the prices per share as set forth in Article I hereinafter, at the price per share as set forth in Article 1.4 hereinafter (the “Offering”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE 1.

PURCHASE AND SALE

1.1. Closing. The closings (each, a “Closing”) of the purchase and sale of the shares of Common Stock being offered and sold to each of the Investors by the Company pursuant to this Agreement (the “Securities”) in exchange for the applicable purchase prices, shall take place upon acceptance of each Investor’s funds and countersignature by the Company of this Agreement. There will be multiple Closings as subscriptions are received (the date of any such Closing is hereinafter referred to as a “Closing Date”).

(a) First Closing. The first Closing will take place upon receipt by the Company’s escrow agent, Pure Heart Entertainment Pte Ltd (the “Escrow Agent”) of the First Closing Investment Amount (defined below) (the “First Closing”), on 16 August 2018.

(b) Second Closing. The second Closing will take place upon receipt by the Company’s Escrow Agent of the Second Closing Investment Amount (defined below) (the “Second Closing”), upon the occurrence of the Triggering Event (defined below). For purposes of this Agreement: (i) “Triggering Event” means the Investor or an affiliated business of the Investor having obtained approval to operate in the business of horse racing and/or Mixed Martial Arts from the relevant authorities of Mongolia, prior to the date the Company’s S-1 Statement gains effectiveness upon receiving approval from the U.S. Securities and Exchange Commission (the “Effective Date”).

(c) Optional First Closing. The optional first Closing, solely at the option of the Investor, will take place upon receipt by the Company’s Escrow Agent of the Optional First Closing Investment Amount (defined below) (the “Optional First Closing”), upon the occurrence of the Triggering Event (defined below). For purposes of this Agreement: (i) “Triggering Event” means the Investor or an affiliated business of the Investor having obtained approval to operate in the business of horse racing and/or Mixed Martial Arts from the relevant authorities of Mongolia, prior to the Effective Date.

(d) Optional Second Closing. The optional second Closing, solely at the option of the Investor, will take place upon receipt by the Company’s Escrow Agent of the Optional Closing Investment Amount (defined below) (the “Optional Closing”), on or before the Effective Date.

1.2 Closing Deliveries. The Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”) provided that the Investor has satisfied all conditions set forth herein and has executed this Agreement:

(a) For the First Closing, this Agreement duly executed by the Company; and

(b) Within 14 days following each Closing, an original certificate representing the number of aggregate shares to be issued and sold at Closing to such Investor as set forth in Section 1.4 hereto registered in the name of such Investor.

1.3 Investor Deliverables. At the Closing, each Investor shall deliver or cause to be delivered the following to the Company (collectively, the “Investors Deliverables”) provided that the Company has accepted and executed this Agreement:

(a) For the First Closing, this Agreement, duly executed by the Investor;

(b) For each of the Closing, the applicable purchase price in immediately available funds, by Banker’s Draft issued to the escrow agent set forth on the signature page of this Agreement, and the applicable purchase price shall thereafter be distributed by the escrow agent to the Company.

1.4 Purchase Price. The Total Investment Amount shall be the total closing investment amount listed below, and shall be delivered to the Company in separate installments, as follows:

(a) The First Closing Investment Amount shall be One Million U.S. Dollars (US$1,000,000). With respect to the First Closing, the Investor shall be entitled to receive one million (l,000,000) shares of Common Stock (the “First Closing Shares”) at a price of $1 per share (the “First Closing Purchase Price”).

(b) The Second Closing Investment Amount shall be One Million United States Dollars (US$1,000,000). With respect to the Second Closing, the Investor shall be entitled to receive one million (1,000,000) shares of Common Stock (the “Second Closing Shares”) at a price of $1 per share (the “Second Closing Purchase Price”).

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(c) The Optional First Closing Investment Amount shall be One Million United States Dollars (US$1,000,000). With respect to the Optional First Closing, the Investor shall be entitled to receive one million (1,000,000) shares of Common Stock (the “Optional First Closing Shares”) at a price of $1 per share (the “Optional First Closing Purchase Price”).

(d) The Optional Second Closing Investment Amount shall be Two Million United States Dollars (US$2,000,000). With respect to the Optional Secon Closing, the Investor shall be entitled to receive one million (1,000,000) shares of Common Stock (the “Optional Second Closing Shares”) at a price of $2 per share (the “Optional Second Closing Purchase Price”).

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as follows:

(a) Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Florida, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. The Company has no subsidiaries other than: Rebel Holdings Limited, Pure Heart Entertainment Pte. Ltd., SCA Capital Limited, Rebel Shanghai Limited, and Qingdao Quanyao Sports Consulting Co Ltd.

(b) Authorization; Enforcement. The Company has full corporate power and authority to execute and deliver this Agreement, and any documents and instruments related to or contemplated by this Agreements (each a “Transaction Document” and collectively, the “Transaction Documents”) and to perform its obligations hereunder. The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder, have been duly and validly authorized by the Board of Directors, no other corporate action on the part of the Company or its stockholders being necessary. Each of the Transaction Documents has been or will be duly and validly executed and delivered by the Company, and constitutes, or will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court.

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(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s governing documents, or (ii) conflict with or constitute a default under any agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order or judgment to which the Company is subject.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any federal, provincial, state, local or other governmental authority or other entity in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required by state securities laws or (ii) the filing of a Notice of Sale of Securities on Form D with the Securities and Exchange Commission (the “Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

(e) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of any and all liens encumbrance, security interest, pre-emptive right, or any other restrictions of any kind.

(f) Capitalization. Prior to the Offering hereunder, the Company currently has 46,279,868 shares of Common Stock outstanding and no options warrants or other rights to acquire Common Stock outstanding.

(g) Litigation. There is no legal action, including a suit, inquiry or notice, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the Company’s reports required to be filed by it under the Securities Act and the Exchange Act, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company.

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2.2 Representations and Warranties of the Investors. Each Investor hereby, for such Investor and for no other Investor, represents and warrants to the Company as follows:

(a) Authority. The Investor has full power and authority to execute and deliver this Agreement and perform Investor’s obligations hereunder. Each of this Agreement and other Transaction Documents has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Each Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or are selling such Securities or any part thereof, however, the Investor has the right to sell or otherwise dispose of all or any part of such Securities in compliance with applicable securities laws. Such Investor is acquiring the Securities in the ordinary course of its business and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

(c) Investor Status.

(i) The Investor agrees and acknowledges that Investor was not, a “U.S. Person” (as defined below) at the time the Investor was offered the Securities and as of the date hereof and is not investing as any of the following:

(A) A natural person resident in the United States;

(B) A partnership or corporation organized or incorporated under the laws of the United States;

(C) An estate of which any executor or administrator is a U.S. person;

(D) A trust of which any trustee is a U.S. person;

(E) An agency or branch of a foreign entity located in the United States;

(F) A non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) A discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H) A partnership or corporation formed to allow a U.S. Person to invest.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii) The Investor understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.

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(iii) The Investor (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Securities for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(iv) The Investor will not resell the Securities except in accordance with applicable laws.

(v) The Investor will not engage in hedging transactions with regard to shares of the Company except as permitted by applicable laws.

(vi) No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising has been or will be used by the Investor or any of Investor’s representatives in connection with the offer and sale of the purchased Securities.

(d) Access to Information. Each Investor acknowledges that Investor has had the opportunity to review the Company’s filings with the Commission available to be viewed online on the EDGAR system at https://www.sec.gov/edgar/searchedgar/legacy/companysearch.html as well as the risk factors regarding the Company attached hereto as Exhibit A and has had (i) the opportunity to ask questions he or she deemed necessary and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that any Investor requests that the Company possesses or can acquire without unreasonable effort or expense. Each Investor acknowledges that the Company has previously sold Common Stock at prices lower than the Purchase Price as set forth in the Company filings, including but not limited to, an offering at $0.50 per share.

(e) Holding Period Required. The Investor understands that the Securities are subject to the application of Rule 144 under the Securities Act (“Rule 144”) and that all conditions for sale must be met under Rule 144, including, but not limited to, a six month holding period for non-affiliates and a one-year holding period for affiliates. The Investor further understands that the Company may in its sole discretion require the Investor to provide at Investor’s own expense an opinion of its counsel to the effect that any proposed transfer is not in violation of the Securities Act or any state securities laws. The Investor further understands that the certificates evidencing the Securities shall bear the following legend:

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“These securities have not been registered with the United States Securities And Exchange Commission or the Securities Commission of any state in reliance upon an exemption from registration under The Securities Act of 1933, as amended (The “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities law as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company.”

(f) Independent Investment Decision. Each Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, is not relying on any oral statements from the Company’s officers or directors and has received no warranties other than those set forth herein.

ARTICLE 3.

CONDITIONS PRECEDENT TO CLOSING

3.1 Conditions Precedent to the Obligations of the Investors to Purchase the Securities. The obligation of each Investor to acquire the Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions: (a) the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; (b) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing; (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; (d) since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect with respect to the Company; and (e) the Company shall have delivered the Company Deliverables in accordance with Section 1.2.

3.2 Conditions Precedent to the Obligations of the Company to Sell the Securities. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions: (a) the representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; (b) each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such investor at or prior to the Closing; (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and (d) each Investor shall have delivered its Investor Deliverables in accordance with Section 1.3.

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ARTICLE 4.

MISCELLANEOUS

4.1 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder to aid in the Company’s expansion into China and for working capital purposes.

4.2 Entire Agreement. This Agreement and the schedules hereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

4.3 Notices. Any notice permitted or required under this Agreement shall be deemed to have been given if the notice is in writing and personally served, mailed by registered or certified mail (return receipt requested), mailed by courier with confirmed receipt or sent by facsimile with confirmation, or by registered mail, to the parties at the following addresses:

If to the Company:	Rebel Group, Inc.
Attn: Mr. Justin Leong
7500A Beach Road, #12-313,
The Plaza, Singapore 199591
Fax: 65 63387806
Email: justinleong@rebelfc.com.sg
kkleong@rebelfc.com.sg

If to an Investor:	To the address set forth under such Investor’s name on the
signature pages hereof;

Each party may change its address by giving similar notice. Notices given as provided herein shall be deemed effective as of the date sent or facsimile transmission.

4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a writing signed by the Company and the Investors holding a majority of the Securities. No such waiver will be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

4.5 Construction. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

4.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party hereto may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

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4.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

4.10 Execution. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.11 Severability. Each provision of this Agreement shall be considered severable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

4.12 Replacement of Securities. If any certificate evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, mutilation or destruction of the certificate and a customary indemnity, if requested. The applicants for a new certificate under this Section are responsible for paying reasonable third-party costs associated with the issuance of any replacement Securities.

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of date first written above.

Rebel Group, Inc.

By:	/s/ Leong Aan Yee Justin
Name:	Mr. Leong Aan Yee Justin
Title:	President and CEO

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as the date set forth above.

NAME OF INVESTOR

Signature:	/s/ Sun Yu
Name:	THE ANALYST CAPITAL PTE LTD
Title:	Director

ID (or Passport) No.:

ADDRESS FOR NOTICE

Attention:	YU SUN, THE ANALYST CAPITAL PTE LTD
Address:

Tel:
Fax:
Email:

DELIVERY INSTRUCTIONS
(if different from above)

Attention:
Address:

Tel:
Fax:
Email: